To Become Effective Upon Filing Pursuant to Rules 464 and 456
   As filed with the Securities and Exchange Commission on February 19, 1997

                                                     Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                            REGISTRATION STATEMENT ON
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      COMPOST AMERICA HOLDING COMPANY, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          NEW JERSEY                                       22-2603175
-------------------------------               ----------------------------------
(State or other jurisdiction of               I.R.S. Employer Identification No.
 incorporation or organization)

421320 Grand Avenue, Englewood, New Jersey              07631-4355
----------------------------------------              -------------
(Address of Principal Executive Offices)              (Postal Code)


                      COMPOST AMERICA HOLDING COMPANY, INC.
               EMPLOYEE AND CONSULTANT STOCK AND STOCK OPTION PLAN
--------------------------------------------------------------------------------
                              (Full Title of Plan)


       Roger E. Tuttle, 320 Grand Avenue, Englewood, New Jersey 07631-4355
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)


                                 (201) 541-9393
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

Copy To:          Mark Gasarch, Esq.
                  1285 Avenue of the Americas, 3rd floor
                  New York, New York 10019
                  (212) 956-9595; (212) 956-7216 fax

Approximate date of commencement of proposed sale to the public.

As soon as possible after the Registration Statement is effective.

                              CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
                                    Maximum        Maximum
Title of                            Offering       Aggregate       Amount of
Securities be     Amount to be      Price Per      Offering        Registration
Registered        Registered        Share          Price           Fee
--------------    ------------      ---------      ---------       ------------

Common Stock,   880,000 shares      $2.75          $ 2,420,000     $  734.00
no par value

                                                   TOTAL           $  734.00*

* Previously paid by wire transfer in the amount of $1,994 on February 7, 1996.

This document is a "Reoffer Prospectus" covering securities that have been registered under the Securities Act of 1933.

PROSPECTUS



                                 880,000 Shares

                      COMPOST AMERICA HOLDING COMPANY, INC.

                                  Common Stock
                                 (no par value)


     The 880,000 shares (the "Shares") of Common Stock (the "Common Stock") of Compost America Holding Company, Inc., a New Jersey corporation (the "Company"), offered hereby are being sold by eight (8) persons who are stockholders of the Company (the "Selling Stockholders"). See "SELLING STOCKHOLDERS." The shares may be offered by the Selling Stockholders from time to time in open market transactions (which may include block transactions) or otherwise on the Electronic Bulletin Board ("Bulletin Board") of the National Association of Securities Dealers ("NASD") or in private transactions at prices relating to prevailing market prices or at negotiated prices. See "PLAN OF DISTRIBUTION."

     The Shares are listed and traded on Bulletin Board under the symbol "CAHC". On February 18, 1997 the last reported sale price of the Company's Common Stock on the Bulletin Board was $2.63 per share.

     The Shares offered hereby involve a high degree of risk. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an investment in the Shares.

                             --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                             --------------------

                The date of this Prospectus is February 19, 1997

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities covered by this Prospectus to any person to whom, or in any jurisdiction in which, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus since the date hereof.

                              --------------------

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Avenue, N.W., Washington, D.C. 20549, at prescribed rates.

     This Prospectus constitutes a part of a Registration Statement on Form S-8 which the Company has filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Shares (referred to herein, together with amendments and exhibits, as the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1996.

     (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 1996.

     (c) The Company's report on Form 8-K dated October 28, 1996.

     (d) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended October 31, 1996.

     (e) The description of the Company's common shares contained in its Registration Statement on Form 8-A, filed February 23, 1996, file no. 0-27832.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of its Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 1996 and prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any and all of the documents described above other than exhibits to such documents which are not specifically incorporated by reference in such documents. Requests should be directed to:
Robert E. Wortmann, Secretary, Compost America Holding Company, Inc., 320 Grand Avenue, Englewood, New Jersey 07631; (201) 541-9393.

                                   THE COMPANY

     The Company was incorporated on August 20, 1981 in the State of New Jersey under the name Alcor Energy and Recycling Systems, Inc. ("Alcor") for the purpose of designing, constructing, managing and operating resource recovery facilities. On January 23, 1995

Alcor acquired all of the outstanding shares of Compost America Company of New Jersey, Ltd. ("CANJ"), which had been incorporated on December 17, 1993 in the State of Delaware for similar purposes, and subsequently changed its name to Compost America Holding Company, Inc. The Company conducts its business directly and through its wholly-owned subsidiary CANJ. The Company incorporated Gardenlife Sales Company, Inc. in Delaware on March 1, 1996 to handle future sales of compost by the Company. On June 15, 1995 the Company incorporated Compost America Technologies, Inc., a Delaware corporation, as a wholly-owned subsidiary to license certain rights to composting technology. CANJ itself has seven subsidiaries, Newark Recycling and Composting Company, Inc., incorporated in Delaware on May 10, 1994, and owned 75% by CANJ and 25% by Prince Georges Contractors, Inc., doing business as Potomac Technologies, Inc. ("PTI"), an unaffiliated company, with NRCC itself owning 100% of American Bio-Ag, and six wholly-owned subsidiaries, Monmouth Recycling and Composting Co., Inc., incorporated in Delaware on May 10, 1994, Chicago Recycling and Composting Company, Inc., incorporated in Delaware on August 4, 1995, Gloucester Recycling and Composting Company, Inc., incorporated in Delaware on August 15, 1994, Philadelphia Recycling and Composting Company, Inc., incorporated in Pennsylvania on March 8, 1995 and Miami Recycling and Composting Company, Inc., incorporated in Delaware on November 17, 1995, which itself owns all of the outstanding common stock of Bedminster Seacor Services Miami Corporation, a Florida corporation, and American Soil, Inc. a New York corporation acquired on October 17, 1996. Unless otherwise indicated, references to the Company includes the Company and its subsidiaries and CANJ and its subsidiaries.

     The Company is a development stage company which will construct and manage enclosed organic material recycling compost manufacturing plants. Composting is a method of converting the organic portion of garbage (Municipal Solid Waste--"MSW") and sewage sludge into a peat moss like product with agronomic benefits. The Company will be paid fees ("tipping fees"), just as landfills and incinerators are paid, for receiving and processing the organic waste and sewage sludge. The Company also intends to receive revenues from the sale of the compost it produces. The Company hopes to be competitive by locating its plants convenient to urban centers, thus eliminating the need to use local transfer stations and reducing the transportation costs associated with hauling waste to distant out-of-state landfills. The Company's first projects will be a 200,000 square foot fully enclosed composting facility in Newark, New Jersey ("Newark Project"), which is 75% owned by the Company through CANJ, and 25% owned by PTI, and a wholly-owned facility in Dade County, Florida.

     The Company's executive offices are located at 320 Grand Avenue, Englewood, New Jersey 07631-4355. The Company's telephone number is (201) 541-9393; fax
(201) 541-1303.

                                  RISK FACTORS

     An investment in the securities offered hereby involves a high degree of risk, including, but not limited to, the risk factors described below. Prospective investors should carefully consider the following risk factors inherent in and effecting the business of the Company and this offering before making an investment decision.

     1. No Operating History. The Company is a development stage company and, as such, it is subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of an operating history, lack of market recognition for its products and the need to develop new banking and financial relationships. The Company has not yet demonstrated an ability to finance and profitably operate any compost facilities, including those of the type proposed to be built by the Company.

     2. No Assurance of Profitable Operations. There can be no assurance that, even if the Company is successful in financing and completing the development of its compost projects, that such operations will be profitable.

     3. Reliance Upon Funding for Continued Company Viability. The Company is reliant upon funding from sources other than operations, primarily loans from shareholders and private sales of restricted securities, for its continued viability. Through October 31, 1996 funds raised from such loans and sales have totalled $7,899,554 since the Company's inception in December, 1993. There can be no assurance that the Company will be able to continue to raise such funds in the future, in which event the future viability of the Company would be doubtful.

     4. Reliance Upon Project Financing. The Company is reliant upon the issuance of equity and debt to provide the funds necessary to finance the construction, equipment and initial working capital for each of its compost manufacturing plants. The Company and its bond underwriter are contemplating the issuance of tax exempt bonds secured by these projects for this financing. There can be no assurances that such tax exempt financing will be available or that the Company will qualify for such financing, or that the security of each project, including long term contracts, will be adequate. Should project financing through the sale of tax exempt bonds prove to be unavailable to the Company, management would have to explore alternate sources of financing, which may be more difficult to obtain and be more costly to the Company. As a result, the Company may be unable to fully implement its operating plan, may not be able to achieve its full growth potential and its future viability would be doubtful. In addition, tax exempt financing including a bond issue includes certain risk factors, such as:

* Such issuance of tax exempt bonds requires a bond allocation. The demand for such bond allocations are extremely competitive since there is generally insufficient bond allocations available for the number of projects which are seeking to be financed with tax exempt bonds. There can be no assurance that a bond allocation will be available when the Company's underwriter is ready to purchase bonds on behalf of the Company.

* The Company's bond underwriter will require that the Company provide project equity and/or subordinated debt at the bond closing. The Company has no written agreements or arrangements for the provision of such financing necessary for the bond financing. Without such commitments, it is unlikely that a bond financing can be completed.

* The Company's bond underwriter is contemplating the issuance of unrated tax exempt bonds without credit enhancement. The issuance of unrated bonds is a "best efforts" private placement of securities. There can be no assurance that there will be sufficient market demand from institutional investors to enable the underwriter to sell the unrated bonds and thereby complete the project financing.

* Additional permit modifications may be required by the bond underwriter. There can be no assurance that the Company will be able to secure such permit modifications.

* Waste procurement contracts may be required by the bond underwriter. There can be no assurance that the Company will be able to secure these contracts on terms acceptable to the bond underwriter.

* A material operating expense assumption in the financial projections for the Newark Project upon which the bond underwriter relies is the arrangement for the tax abatement of property taxes on this facility. There can be no assurance that this tax abatement can be arranged on a timely basis to facilitate the issuance of the tax exempt bonds.

     5. Competition in the Waste Industry. The waste management industry in which the Company plans to operate, is highly competitive and has for a number of years been dominated by several large national and international companies with substantially higher market recognition and substantially greater financial resources. Additionally, there are many other companies, virtually all of which have greater financial resources and market recognition than the Company, engaged in the collection, conversion and disposal of waste products. Consequently, the Company will be competing with such other companies for a share of the available market and no assurance can be given that in the future it will be able to obtain an adequate commercial customer base to implement its operating plan.

     6. Control by Management. Messrs. Roger Tuttle, Victor Wortmann, Robert Wortmann, Alfred A. Rattie, John Fetter and Pasquale Dileo, each of whom is an officer and/or a director, beneficially controls, in the aggregate, approximately 10,000,000 shares of the Company's Common Stock representing approximately 65.0% of the Company's total issued and outstanding shares of Common Stock. The Company's by-laws do not provide for cumulative voting. Accordingly, Messrs. Roger Tuttle, Victor Wortmann, Robert Wortmann, Alfred A. Rattie, John Fetter and Pasquale Dileo will be able to elect a majority of the Board of Directors and otherwise control the affairs of the Company.

     7. Dependence on Key Personnel. The Company is substantially dependent on the personal efforts and abilities of its operating officers and, in particular, its President and Chief Executive Officer Roger Tuttle. The loss of any one of these persons could have a materially adverse effect upon the Company's ability to successfully carry on its business and achieve its long-term operating goals. Additionally, as the Company begins commercial operations, it will require the services of additional skilled personnel. There can be no assurance that it will be able to attract persons with the requisite skills and training to meet its future needs or, even if such persons are available, that they can be hired on terms favorable to the Company.

     8. Government Regulation of Composting Business. The Company's planned operations are subject to substantial regulation by federal, state and local regulatory authorities. Specific regulations vary by state and locality. Local siting approvals require differing levels of design documentation and process definition, usually requiring public approvals in one or more public hearings. Following local approval, the Company must apply for and receive air, water, solid waste and sewage sludge processing permits from state environmental protection agencies. These permits will generally include specific limits within which the facilities must operate. In the case of air and water permits, these include limits on offsite emission and discharge releases. Compost product composition may also be regulated, requiring continual monitoring to assure compost product quality. Continued compliance with this broad federal, state and local regulatory network is essential and costly. Additionally, there can be no assurance that additional, more restrictive regulations will not be enacted in the future or that the Company will be in a position to comply with such new regulations. Consequently, management is unable to predict the effect upon its future operations of such regulations except that potential investors should be aware that the failure to comply with such regulations may have a materially adverse effect on the Company and its operations in the future.

     9. Uncertainty as to Management's Ability to Control Costs and Expenses. Due to its lack of operating history, the Company cannot accurately project, or give any assurance, with respect to management's ability to control the Company's development or operating costs and expenses. Consequently, even if the Company is successful in implementing commercial operations (of which there can be no assurance), if management is not able to adequately control costs and expenses, such operations may not generate any profit or may result in operating losses.

     10. Necessity for and Difficulty of Permitting. There can be no assurances that the Company will be able to obtain the permits necessary to operate its organic recycling compost manufacturing centers presently under development. If and when these permits are issued, the Company must then operate the centers in conformance with the permits. Further, management is unable to predict the amount of time which will be required to obtain all necessary permits. Any delays in such process will delay the Company's ability to begin commercial operations and may have an adverse impact upon the Company's future operations.

     11. Necessity for and Lack of Organic Waste Supply Contracts. As disclosed above, management plans to secure a portion of the financing required for each of its facilities based upon an assignment of revenue contracts with the Company's waste customers. As of the date of this offering, no such contracts have, as of yet, been entered into. Until the Company arranges these contracts, the financing for its projects may not be secured as contemplated.

     12. Potential Environmental Liability. It is possible that, at such time as the Company's facilities are in operation, some of the wastes accepted at a Company facility may contain contaminants which could cause environmental damage and result in liabilities. In addition, any contaminants which would remain in the finished compost may cause damage to plants or to land to which the compost is applied. The Company has not projected and cannot accurately quantify the costs resulting from any such contamination. As a result, the potential impact on the Company's business is unknown.

     13. Necessity of Profitable Pricing of Supply Contracts. The Company will depend upon the supply of MSW, organic waste and sewage sludge from various waste generators at tipping fees and charges competitive with existing competitive disposal methods. However, there can be no assurance that long term contracts for such a supply of MSW or other organic wastes will be available at prices sufficient for the Company to be profitable, or that the Company's tipping fees for short term or open market MSW, organic waste and sewage sludge will generate sufficient revenues for the Company to be profitable.

     14. No Contracts for Marketing of Compost. The Company will produce quantities of compost when its facilities are operating. There is no assurance that the Company will be able to sell all of the compost it plans to produce. To date, the Company has not entered into any contracts with users of compost for its facilities which are under development. Should the Company not be able to sell the compost, the Company may have to give the compost away and pay for its transportation costs. In such event, the lack of anticipated revenues combined with the additional costs would have a material adverse impact upon the Company's future profits as well as its ability to continue its planned composting operations.

     15. Liability Associated With Composting. The Company's processing and manufacturing operations will be subject to inherent risks which could result in property damage, personal injury, pollution or loss of production.

     16. Risk of Insufficient Insurance. While certain of the Company's products carry express as well as implied warranties from their manufacturers, the occurrence of an event not fully insured against and the determination of liability of the Company for the consequent loss or damage, could result in substantial losses to the Company.

     17. Reliance Upon Proprietary Technology. The Company will use, under license and contract, certain proprietary technology. However, there can be no assurance that this proprietary technology would withstand challenge from competitors or that competitors will not gain access to this technology or substantially similar technology.

     18. Possible Obsolescence of Technology. There can be no assurance that the technology upon which the Company will rely will not become obsolete, leaving the Company with no access to new technology needed to compete in the composting industry.

     19. Impact Of Authorization and Discretionary Issuance of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely effect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and, thereby, prevent shareholders from receiving the maximum value for their shares. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future.

     20. No Dividends. To date, the Company has not paid any cash or other dividends on its Common Stock and does not anticipate paying dividends in the foreseeable future. Moreover, the Company's ability to pay dividends on its Common Stock in the future may be limited by future preferred stock issuances or by lenders to the Company.

     21. Limited Liability of Officers and Directors. The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officers against certain liabilities incurred with their service in such capacities to the fullest extent permitted under New Jersey laws. In addition, the Restated Certificate of Incorporation provides that the personal liability of directors and officers of the Company and its stockholders for monetary damages will be limited.

     22. Possible Volatility of Securities. The trading prices of the Common Stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of material business events by the Company or its competitors, significant changes in the environmental regulations related to the Company's business, the increase in the public "float" for the Company's Common Stock, from approximately 2,492,500 freely tradable shares to approximately 3,372,500 freely tradable shares as a result of this offering and other events or factors or to general stock market volatility and fluctuations in price and volume.

     23. Shares Available for Resale and Possible Impact Upon Market. As at January 31, 1997, the Company had 16,551,341 shares of Common Stock issued and outstanding, of which only approximately 2,492,500 are "freely tradable." Upon the effective date of this offering, an additional 880,000 shares will be freely tradable, for a total of approximately 3,372,500, and all other outstanding shares are and will be "restricted securities" as that term is defined in the Securities Act of 1933, as amended (the "Act"), and in the future may be sold only in compliance with Rule 144 under the Act. In general, under Rule 144 a person (or group of persons whose shares are aggregated) who has beneficially owned restricted shares of the Company for at least two years, including any person who may be deemed to be an "affiliate" of the Company (as the term "affiliate" is defined in Rule 144 of the Act to include an officer, director or principal security holder of the Company), is entitled to sell in normal brokerage transactions during the periods when certain information regarding the Company is publicly available, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the Company's shares during the four calendar weeks preceding such sale or
(ii) 1% of the total shares then outstanding. A person who has not been an "affiliate" of the Company for the three months prior to a sale and who has held restricted shares for at least three years would be entitled to sell such shares without restriction. Sales of the Company's Common Stock by present stockholders pursuant to Rule 144 or otherwise, may, in the future, have a depressive effect on the price of the Common Stock.

     24. Penny Stock Regulation. The Commission has adopted rules that regulate broker-dealer practices in connection with transaction in "penny stocks." Penny stocks generally are equity securities with price less than $5.00, other than securities registered on certain national securities exchanges or listed on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Since, at present, the Company's securities are subject to the penny stock rules, investors in this Offering may find it more difficult to sell such securities.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

                              SELLING STOCKHOLDERS

     The Selling Stockholders are the eight (8) persons set forth below. Certain of the Selling Stockholders acquired their shares of Common Stock of the Company in connection with the Compost America Holding Company, Inc. Employee and Consultant Stock and Stock Option Plan. All of those shares are being offered by the Selling Stockholders hereby.

                          Number of                         Number of
                          Shares                            Shares
                          Owned                             Owned Of
                          Of Record                         Record After
     Name of              Prior to      Number of           Completion
  Selling Stockholder     Offering      Shares Offered      of Offering
  -------------------     --------      --------------      -----------

Julio Cato              175,000           175,000                0
Peter Coker              50,000            50,000                0
Thomas Ferrara           60,000            60,000                0
Mark Gasarch            269,700           100,000          169,700 (1)
Robert W. Jones, III     70,000            10,000           60,000 (2)
Charles Lanktree        188,416           150,000           38,416
Jeffrey Leventhal        60,000            60,000                0
Edward Rodriguez        275,000           275,000                0

                        Total             880,000 shares


(1) Does not include options to purchase 200,000 shares of the Company's common stock, of which 100,000 are presently exercisable.

(2) Does not include options to purchase 150,000 shares of the Company's common stock, presently exercisable.


Restrictions on Resale

There are no restrictions on resale which would prevent any or all of the Selling Stockholders from reselling some or all of their shares of Common Stock.

                             PLAN OF DISTRIBUTION

      The Shares may be offered by the Selling Stockholders from time to time in open market transactions (which may include block transactions) or otherwise on the Bulletin Board or in private transactions at prices relating to prevailing market prices or at negotiated prices. See "SELLING STOCKHOLDERS." The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      The Selling Stockholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts, under the Securities Act. The Company will not receive any proceeds from the sale of the Shares.

      The costs, expenses and fees incurred in connection with the registration of the Shares will be paid by the Company.

                                  LEGAL MATTERS

      The legality of the Shares offered hereby will be passed upon for the Company and the Selling Stockholders by Mark Gasarch, Esq. Mark Gasarch owns 269,700 shares of the Company's common stock (of which 100,000 shares are included in this offering) and holds options to purchase an additional 200,000 shares.

                                     EXPERTS

      The financial statements of the Company as of April 30, 1996 and 1995 and for each of the years in the two-year period ended April 30, 1996 and from December 17, 1993 (inception) through April 30, 1996, have been incorporated by reference in this Prospectus and Registration Statement in reliance upon the report of Zeller Weiss & Kahn, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesman or other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares of Common Stock offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

          -----------------


          TABLE OF CONTENTS
                                   Page
                                   ----
Available Information.............. 2
Incorporation of Certain........... 3
 Documents by Reference
The Company.........................3
Risk Factors........................5
Use of Proceeds....................11
Selling Stockholders...............11
Plan of Distribution...............12
Legal Matters......................13
Experts............................13



                                _______________

                     COMPOST AMERICA HOLDING COMPANY, INC.
                         780,000 Shares of Common Stock
                                _______________

                                   PROSPECTUS
                                ________________

                               February 19, 1997

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment #1 to a Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Englewood, State of New Jersey on February 19, 1997.

Date:                   COMPOST AMERICA HOLDING COMPANY, INC.
February 19, 1997       (Registrant)

                     By /s/ Roger E. Tuttle
                        -------------------------------------------
                        Roger E. Tuttle, President and Principal
                               Executive Officer,
                               Principal Financial and
                               Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

ROGER E. TUTTLE         February 19, 1997     /s/ Roger E. Tuttle
President, Principal                          ---------------------------
Executive, Financial                          Roger E. Tuttle
and Accounting Officer, Director




VICTOR D. WORTMANN, SR. February 19, 1997         /s/ Victor D. Wortmann
Chairman, Director                                --------------------------
                                                  Victor D. Wortmann

ROBERT E. WORTMANN      February 19, 1997         /s/ Robert E. Wortmann
Secretary, Director                               --------------------------
                                                  Robert E. Wortmann

PASQUALE J. DILEO       February 19, 1997         /s/ Pasquale J. DiLeo
Director                                          --------------------------
                                                  Pasquale J. Dileo


Roger E. Tuttle, Victor D. Wortmann, Sr., Robert E. Wortmann and Pasquale J. DiLeo constitute a majority of the members of the Registrant's Board of Directors.

          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.     Plan Information, and

Item 2.     Registrant Information and Employee Plan Annual
            Information

The information required by Part I., Items 1 and 2 is included in documents sent or given to participants in the Compost America Holding Company, Inc. Employee and Consultant Stock and Stock Option Plan pursuant to Rule 428 (b) (1).


          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT (NOT REQUIRED IN THE PROSPECTUS)

Item 3.     Incorporation of Documents by Reference

The Registrant is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, files reports with the Securities and Exchange Commission ("Commission"). The documents listed below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

      (a) The Registrant's annual report on Form 10-KSB for the fiscal year ended April 30, 1996.

      (b) The Registrant's quarterly report on Form 10-QSB for the fiscal quarter ended July 31, 1996.

      (c)   The Registrant's report on Form 8-K dated October 28,
            1996.

      (d) The Registrant's quarterly report on Form 10-QSB for the fiscal quarter ended October 31, 1996.

      (e) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since July 31, 1996; and

      (f) The description of the Common Stock which is contained in the Company's registration statement on Form 8-A, filed February 23, 1996, file no. 0-27832, and other reports filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.     Description of Securities

            not applicable


Item 5.     Interests of Named Experts and Counsel

      The legality of the Shares offered hereby will be passed upon for the Company and the Selling Stockholders by Mark Gasarch, Esq. Mark Gasarch owns 269,700 shares of the Company's common stock (of which 100,000 shares are included in this offering) and holds options to purchase an additional 200,000 shares.


Item 6.     Indemnification of Directors and Officers

      Title 14A of the New Jersey Statutes, as amended, provides that, except in cases of breach of duty of loyalty, bad faith, knowing violation of law or receipt of improper personal benefit, an officer or director of a corporation shall not be personally liable to a corporation or to its shareholders for damages for breach of duty if and to the extent that liability has been eliminated or limited in the corporation's certificate of incorporation.

      Title 14A provides for indemnity and authorizes other action to protect any person who is or was serving as a director, officer, employee or agent of a corporation or who is or was serving, at the request of the corporation, as a director, officer, trustee, employee or agent of any domestic or foreign corporation or any partnership, joint venture, sole proprietorship , trust or other enterprise, whether or not for profit, or any director, officer, employee or agent of any constituent corporation absorbed by the indemnifying corporation in consolidation or merger (such person being referred to as a "corporate agent"). Any corporation is given the power to indemnify a corporate agent who is or was a party to or was a party to or threatened to be made a party to. any proceeding by reason of the fact that the corporate agent was serving or had served the corporation at the request of the corporation as a corporate agent, against his expenses and liabilities in connection with such a proceeding if the proceeding is not one brought by or on behalf of the corporation and if: (1) Such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful and against his expenses if the proceeding is brought by or in the right of the corporation and if such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding was brought shall determine, upon application, that despite an adjudication of liability, but in view of all of the circumstances of the case the corporate agent is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Unless otherwise ordered by the court, such indemnification may be made in a specific case only upon a determination that the corporate agent had met applicable standards of conduct. Unless otherwise provided in the corporation's certificate of incorporation or its by-laws, such determination shall be made by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding or by independent legal counsel, in written opinion, if designated by a majority vote of a quorum of disinterested directors or by shareholders if authorized by the certificate of incorporation, by-laws, resolution of the board of directors or resolution of the shareholders. Expenses incurred by the corporate agent in connection with such a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon their receipt of an undertaking of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified. A corporation is authorized to purchase and maintain insurance on behalf of its corporate agents.

     Article SECOND of the Registrant's restated certificate of incorporation provides that:

(3) Except to the extent prohibited by law, no director or officer of the corporation shall be personally liable to the corporation or its shareholders, provided that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission.

      (a) in breach of such person's duty of loyalty to the corporation or its shareholders;

      (b) not in good faith or involving a knowing violation of the law or

      (c) resulting in receipt by such person of an improper personal benefit

(4) To the extent permitted by law, the corporation shall defend, indemnify and hold its officers and directors harmless for all acts and omissions in the performance of their duties for the corporation, provided that such acts or omissions are made in good faith and do not involve a knowing violation of the law nor result in an improper personal benefit to the officers or directors.

      No other statute, charter provision, by-law, contract or other arrangement insures or indemnifies any controlling person, director or officer of the Registrant against liability incurred in such capacity.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in that Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 7.     Exemption from Registration Claimed

            Not Applicable.


Item 8.     Exhibits


4.1 Compost America Holding Company, Inc. Employee and Consultant Stock and Stock Option Plan (2)

5.1   Opinion of Mark Gasarch, Esq. (1)

23.1  Consent of Mark Gasarch, Esq. (included in Exhibit 5.1)

23.2  Consent of Zeller Weiss & Kahn, Independent Accountants (1)
------------------

(1)   Filed herewith.
(2)   Previously filed.

Item 9.     Undertakings

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement related to the securities offered therein, and the offering of such securities at such time, shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant int he successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.